CONTACT: Tim Cruciani
Executive Vice President
715 836-9994 x118
DATE: March 18, 2009

CITIZENS COMMUNITY BANCORP OPENS NEW WAL-MART SUPERCENTER IN-STORE BRANCH IN MENOMONIE, WIS.

EAU CLAIRE, Wis.—March 18— Citizens Community Bancorp, Inc., (NASDAQ: CZWI), the holding company for Citizens Community Federal, opened its new branch inside the Wal-Mart Supercenter in Menomonie, Wis. The new full-service location is located at 180 Cedar Falls Road in Menomonie.

Said Tim Cruciani, executive vice president of Citizens Community Bancorp, Inc., “Our continued expansion into Wal-Mart Supercenter branches demonstrates our commitment to building cost-efficient locations that provide customers with improved accessibility and expanded hours. Our new Menomonie location offers Citizens the potential for deposit and loan growth, and provides Menomonie shoppers a new banking option that embodies the convenience and value that Wal-Mart customers expect.”

As previously announced, the Company plans to open branches in Neenah, Plover, Shawano and Wisconsin Rapids, Wis., and Oak Park Heights, Minn., in 2009.

About Citizens Community Bancorp, Inc.
Citizens Community Bancorp, Inc., based in Eau Claire, Wis., is the holding company for Citizens Community Federal, a federal savings association operating 21 full-service banking offices in Wisconsin, Minnesota and Michigan. Please visit us online at www.citizenscommunityfederal.net.

(more)

Citizens Community Bancorp, Inc.
March 18, 2009

Except for historical information contained herein, the matters contained in this news release and other information in the Company’s SEC filings, may express “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements that are other than statements of historical facts. The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the Company’s business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the Company of technology enhancements for its products and operating systems, the impact of the Company to successfully integrate acquired companies, Congressional legislation, changes in regulatory or generally accepted accounting principles and similar matters. Readers are cautioned not to place undue reliance on forward-looking statements that are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

Citizens Community does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated and unanticipated events or circumstances after the date of such statements.

###